Exhibit 99.1
TACITUS SYSTEMS, INC.
2000 EQUITY INCENTIVE PLAN
     1. Purpose. The purpose of the Tacitus Systems, Inc. 2000 Equity Incentive Plan is to enhance the ability of Tacitus Systems, Inc. (the “Company”) and any subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to such personnel and to promote the success of the Company. To accomplish these purposes, this Plan provides a means whereby employees, directors and consultants may receive stock options (“Options”) to purchase the Company’s Common Stock (the “Common Stock”).
     2. Administration.
     (a) Composition of the Committee. This Plan shall be administered by a committee (the “Committee”), which shall be appointed by and serve at the pleasure of the Company’s Board of Directors (the “Board”). The Committee shall be comprised of two or more members of the Board. In the event that the Company registers any class of equity securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, from time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies or remove all members of the Committee and thereafter directly administer this Plan.
     (b) Authority of the Committee. The Committee shall have full and final authority, in its sole discretion, to interpret the provisions of this Plan and to decide all questions of fact arising in its application; to determine the employees, directors and consultants to whom awards shall be made and the type, amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of this Plan, including, without limitation, rules, regulations and procedures that: (i) deal with satisfaction of an optionee’s tax withholding obligations pursuant to Section 13 hereof, (ii) include arrangements to facilitate an optionee’s ability to borrow funds for the payment of the exercise price of an Option, if applicable, from securities’ brokers and dealers, and (iii) include arrangements that provide for the payment of some or all of an Option’s exercise price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock being acquired upon exercise of an Option. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and all other holders of Options granted under this Plan.
     (c) Authority of the Board. Notwithstanding anything to the contrary set forth in this Plan, all authority granted hereunder to the Committee may be exercised at any time and from time to time by the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all optionees and all other holders of Options granted under this Plan.

     3. Stock Subject to This Plan. Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 1,764,700 shares of Common Stock. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under this Plan.
     4. Eligibility To Receive Options. Persons eligible to receive Options under this Plan shall be limited to those consultants, directors, officers and other employees of the Company and any subsidiary (as defined in Section 424 of the Code or any amendment or substitute thereto), who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and any subsidiary. Directors of the Company who are not also employees of the Company or any subsidiary and consultants shall not be eligible to be awarded Incentive Stock Options (as defined in Section 5 hereof). Notwithstanding anything to the contrary set forth in this Plan, the maximum number of shares of Common Stock for which Options may be granted to any employee in any calendar year shall be 150,000 shares.
     5. Types of Options. Grants may be made at any time and from time to time by the Committee in the form of Options to purchase shares of Common Stock. Options granted hereunder may be Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any amendment or substitute thereto (“Incentive Stock Options”) or Options that are not intended to so qualify (“Nonqualified Stock Options”).
     6. Option Agreements. Options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. The Options granted hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Committee in its sole discretion. Each Option agreement shall contain in substance the terms and conditions set forth below, as well as such other terms and conditions not inconsistent with this Plan as the Committee, in its sole discretion, may determine:
     (a) Type of Option. Each Option agreement shall identify the Options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be.
     (b) Option Price. Each Option agreement shall set forth the purchase price of the Common Stock purchasable upon the exercise of the Option evidenced thereby. Subject to the limitation set forth in Section 6(d)(ii) hereof, the purchase price of the Common Stock subject to an Incentive Stock Option shall be not less than 100% of the fair market value of such stock on the date the Option is granted, as determined by the Committee, but in no event less than the par value of such stock. The purchase price of the Common Stock subject to a Nonqualified Stock Option shall be not less than 85% of the fair market value of such stock on the date the Option is granted, as determined by the Committee. For this purpose, fair market value on any date shall mean the closing price of the Common Stock, as reported in The Wall Street Journal or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System, or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Committee pursuant to Section 422 of the Code.

     (c) Exercise Term. Each Option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, which shall be such a period or periods of time as may be determined by the Committee, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.
     (d) Incentive Stock Options. In the case of an Incentive Stock Option, each Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Option as a tax-favored Option (within the meaning of Section 422 of the Code or any amendment or substitute thereto or regulation thereunder) including without limitation, each of the following, except that any of these provisions may be omitted or modified if it is no longer required in order to have an Option qualify as a tax-favored Option within the meaning of Section 422 of the Code or any substitute therefor:
          (i) The aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all plans of the Company) shall not exceed $100,000.
          (ii) No Incentive Stock Options shall be granted to any employee if, at the time the Option is granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or its subsidiaries unless, at the time such Option is granted, the Option price is at least 110% of the fair market value of the stock subject to the Option and, by its terms, the Option is not exercisable after the expiration of five years from the date of grant.
          (iii) No Incentive Stock Options shall be exercisable more than three months (or one year, in the case of an employee who dies or becomes disabled within the meaning of Section 72(m)(7) of the Code or any substitute therefor) after termination of employment.
     (e) Substitution of Options. Options may be granted under this Plan from time to time in substitution for stock options held by directors, consultants and employees of other corporations who are about to become, and who do concurrently with the grant of such options become, directors, consultants or employees of the Company or a subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary, or the acquisition by the Company or a subsidiary of the assets or capital stock of the employing corporation or a subsidiary of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     7. Date of Grant. The date on which an Option shall be deemed to have been granted under this Plan shall be the date of the Committee’s authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized. Notice of the determination shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant.
     8. Exercise and Payment for Shares. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased, except that no Option may be exercised in whole or in part during the first six months after the Option is granted unless expressly permitted by the Committee. The purchase price of the shares with respect to which an Option is exercised shall be payable in full at the time notice is given in cash, Common Stock at fair market value, or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose.
     9. Rights upon Termination of Service. In the event that an optionee ceases to be a consultant, director, officer or employee of the Company or any subsidiary, for any reason other than death, retirement, as hereinafter defined, or disability (within the meaning of Section 72(m)(7) of the Code or any substitute therefor), the optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions as may be specified by the Committee. In the event that an optionee dies, becomes disabled or, in the case of any employee, retires prior to the expiration of his Option and without having fully exercised his Option, the optionee or his successor shall have the right to exercise the Option during its term within a period of one year after termination of service due to death, disability (within the meaning of Section 72(m)(7) of the Code) or, in the case of an employee, retirement, in each case only to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions as may be specified by the Committee. As used in this Section 9, “retirement” means a termination of employment by reason of an optionee’s retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer’s regular retirement plan or personnel practices. Notwithstanding the provisions of Section 6(d)(iii) hereof, an Incentive Stock Option may be exercised more than three months after termination of employment due to retirement, as provided in this Section 9, but in that event, the Option shall lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.
     10. General Restrictions. Each Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11. Rights of a Shareholder. The recipient of any Option under this Plan, unless otherwise provided by this Plan, shall have no rights as a shareholder unless and until certificates for shares of Common Stock are issued and delivered to him.
     12. Right To Terminate Employment. Nothing contained in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any optionee the right to continue in the employment of the Company or any subsidiary or affect any right that the Company or any subsidiary may have to terminate the employment of such optionee or consulting relationship with such optionee.
     13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Committee, in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to the disapproval of the Committee at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.
     14. Non-Assignability. No Option under this Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient such Option shall be exercisable only by such person or by such person’s guardian or legal representative.
     15. Non-Uniform Determinations. The Committee’s determinations under this Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under this Plan whether or not such persons are similarly situated.
     16. Adjustments.
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.
     (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that an Option holder shall have the right to exercise his Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that an Option shall terminate at a date fixed by the Committee provided that the Option holder is given notice and opportunity to exercise the then exercisable portion of his Option prior to such date.
     17. Amendment. The Board may terminate or amend this Plan at any time with respect to shares as to which Options have not been granted, subject to any required shareholder approval or any shareholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan, except as specifically authorized herein.
     18. Conditions upon Issuance of Shares.
     (a) Compliance with Securities Laws. Shares of the Company’s Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock of the Company may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.
     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
     20. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary. Any Options granted pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary unless specifically provided.
     21. Duration of This Plan. This Plan shall remain in effect until all Options granted under this Plan have been satisfied by the issuance of shares, but no Option shall be granted more than ten years after the earlier of the date this Plan is adopted by the Company or is approved by the Company’s shareholders.
     22. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in this Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any optionee, that the optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or retention by the Company or any subsidiary that damaged the Company or any subsidiary or that the optionee has disclosed trade secrets of the Company or any subsidiary, the optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this Section 22 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such optionee by the Company or any subsidiary in any manner.
     23. No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director thereof from taking any corporate action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any Options granted hereunder, and no optionee or optionee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

     24. Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee and the Board, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.
     25. Miscellaneous Provisions.
     (a) Compliance with Plan Provisions. No optionee or other person shall have any right with respect to this Plan, the Common Stock reserved for issuance under this Plan or in any Option until a written option agreement shall have been executed by the Company and the optionee and all the terms, conditions and provisions of this Plan and the Option applicable to such optionee (and each person claiming under or through him) have been met.
     (b) Approval of Counsel. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company, or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.
     (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to Options granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

     (d) Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets under this Plan.
     (e) Effects of Acceptance of Option. By accepting any Option or other benefit under this Plan, each optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board and/or the Committee or its delegates.
     (f) Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.
     26. Shareholder Approval. The Company shall submit this Plan to the shareholders entitled to vote hereon for approval within twelve months after the date of adoption by the Board in order to meet the requirements of Section 422 of the Code and the regulations thereunder. The exercise of any Incentive Stock Option granted under this Plan shall be subject to the approval of this Plan by the shareholders of the Company.
     Date of Adoption by the Board: September 1, 2000.
     Date of Approval by the Shareholders: September 1, 2000.

AMENDMENT
TO THE
2000 EQUITY INCENTIVE PLAN
OF
Tacit Networks, Inc.
     In accordance with resolutions adopted by the Board of Directors of Tacit Networks, Inc. (the “Company”) and by the Company’s stockholders on October 31, 2002, effective as of November 4, 2002 the first sentence of Section 3 of the Company’s 2000 Equity Incentive Plan of the Company, as successor in interest to Tacitus Systems, Inc., is hereby amended to read in its entirety as follows:
“Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 50,960,000 shares of Common Stock.”

AMENDMENT NO. 2
TO THE
2000 EQUITY INCENTIVE PLAN
OF
TACIT NETWORKS, INC.
     In accordance with resolutions adopted by the Board of Directors of Tacit Networks, Inc. (the “Company”) and by the Company’s stockholders on March 26, 2004, the first sentence of Section 3 of the Company’s 2000 Equity Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:
     “Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 3,516,718 shares of Common Stock.”
     Continuing Plan. Except as expressly set forth in this Amendment, the Plan shall continue in full force and effect in accordance with its terms.
     Entire Agreement; Amendment. This Amendment No. 2 and the Plan constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the Plan on the date indicated below.

TACIT NETWORKS, INC.

Dated: 07.08.04	By	/s/ Gregory R. Grodhaus

Title: President & CEO

AMENDMENT NO. 3
TO THE
2000 EQUITY INCENTIVE PLAN
OF
TACIT NETWORKS, INC.
     In accordance with resolutions adopted by (i) the Board of Directors of Tacit Networks, Inc. (the “Company”) on January 10, 2005 and (ii) the Company’s stockholders on January [___], 2005, the first sentence of Section 3 of the Company’s 2000 Equity Incentive Plan (the “Plan”) is hereby amended and restated to read in its entirety as follows:
     “Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 3,787,699 shares of Common Stock.”
     Continuing Plan. Except as expressly set forth in this Amendment, the Plan shall continue in full force and effect in accordance with its terms.
     Entire Agreement; Amendment. This Amendment No. 3 and the Plan constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 3 to the Plan on the date indicated below.

TACIT NETWORKS, INC.

Dated: January [___], 2005	By	/s/ Gregory R. Grodhaus

Title: Chairman & CEO

Exhibit F
AMENDMENT NO. 4
TO THE
2000 EQUITY INCENTIVE PLAN
OF
TACIT NETWORKS, INC.
     In accordance with resolutions adopted by (i) the Board of Directors of Tacit Networks, Inc. (the “Company”) on April 12, 2005 and (ii) the Company’s stockholders on May 2, 2005, the first sentence of Section 3 of the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”) is hereby amended and restated to read in its entirety as follows:
“Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 4,307,699 shares of Common Stock.”
     Continuing Plan. Except as expressly set forth in this Amendment, the Plan shall continue in full force and effect in accordance with its terms.
     Entire Agreement; Amendment. This Amendment No. 4 and the Plan constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 4 to the Plan on the date indicated below.

Dated: April 12, 2005	TACIT NETWORKS, INC.

By

Name:
Title:

AMENDMENT NO. 5
TO THE
2000 EQUITY INCENTIVE PLAN
OF
TACIT NETWORKS, INC.
     In accordance with resolutions adopted by (i) the Board of Directors of Tacit Networks, Inc. (the “Company”) on June 6, 2005 and (ii) the Company’s stockholders on [_______], the first sentence of Section 3 of the Company’s 2000 Equity Incentive Plan (the “Plan”) is hereby amended and restated to read in its entirety as follows:
     “Subject to Section 16 hereof, the shares that may be issued under this Plan shall not exceed in the aggregate 4,437,699 shares of Common Stock.”
     Continuing Plan. Except as expressly set forth in this Amendment, the Plan shall continue in full force and effect in accordance with its terms.
     Entire Agreement; Amendment. This Amendment No. 5 and the Plan constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 5 to the Plan on the date indicated below.

TACIT NETWORKS, INC.

Dated: , 2005	By

Title: